Exhibit 31.1

Certification of Chief Executive Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, J. Leland Strange, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Intelligent Systems Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 24, 2020

/s/ J. Leland Strange J. Leland Strange Chief Executive Officer and President